Exhibit 10.23

OPTION AGREEMENT

OF

LOCAL INSIGHT MEDIA HOLDINGS, INC.

THIS AGREEMENT (the “Agreement”) is entered into as of                     , 200     (the “Grant Date”) by and between Local Insight Media Holdings, Inc, a Delaware corporation (the “Company”), and                     , an employee of the Company (or one of its Subsidiaries), hereinafter referred to as the “Optionee”.

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase Shares (as that term is defined below);

WHEREAS, the Company wishes to carry out the 2008 Option Plan of the Local Insight Media Holdings, Inc. (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

WHEREAS, the Committee (as that term is defined in the Plan) has determined that it would be to the advantage and in the best interests of the Company and its shareholders to grant the Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company (or one of its Subsidiaries) and as an incentive for increased efforts during such service, and has advised the Company thereof and authorized the issuance of said Option.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1 “Board” shall mean the Board of Directors of the Company.

Section 1.2 “Committee” shall have the meaning set forth in the Recitals hereto.

Section 1.3 “Company” shall have the meaning set forth in the Recitals hereto.

Section 1.4 “Company EBITDA Target” and “Cumulative Company EBITDA Target” for a given period shall be as set forth in Exhibit A of this Agreement, subject to the provisions of Section 4.6. Each of the Company EBITDA Target and the Cumulative Company EBITDA Target shall, to the extent not determined as of the Grant Date, be determined by the Committee in its sole discretion as soon as reasonably practicable following the Grant Date.

Section 1.5 “Company Revenue” shall mean income received by the Company and its Subsidiaries, on a consolidated basis, from their normal business activities.

Section 1.6 “Company Revenue Target” and “Cumulative Company Revenue Target” for a given period shall be as set forth in Exhibit B of this Agreement, subject to the provisions of Section 4.6. Each of the Company Revenue Target and the Cumulative Company Revenue Target shall, to the extent not determined as of the Grant Date, be determined by the Committee in its sole discretion as soon as reasonably practicable following the Grant Date.

Section 1.7 “Cumulative Company EBITDA” as of a given date shall mean the total Company EBITDA for any two successive calendar years.

Section 1.8 “Cumulative Company Revenue” as of a given date shall mean the total Company Revenue for any two successive calendar years.

Section 1.9 “EBITDA” shall mean, with respect to any Person, for any period, the consolidated earnings before interest, taxes, depreciation, amortization, and extraordinary items, calculated on a published view basis, consistent with past practice.

Section 1.10 “Exercise Price” shall have the meaning set forth in Section 2.3 hereof.

Section 1.11 “Grant Date” shall have the meaning set forth in the Recitals hereto.

Section 1.12 “IPO Date” means the date of the first underwritten public offering of Shares pursuant to an effective Form S-1 registration statement.

Section 1.13 “Option” shall mean an option granted under the Plan to purchase the number of Shares specified in Section 2.1. No Option shall be an “incentive stock option” within the meaning of Section 422 of the Code.

Section 1.14 “Performance Target” means a Company EBITDA Target, a Cumulative EBITDA Target, a Company Revenue Target or a Cumulative Company Revenue Target.

Section 1.15 “Performance Vesting Commencement Date” means                     , 2008.

Section 1.16 “Person” shall have the meaning set forth in the Plan.

Section 1.17 “Plan” shall have the meaning set forth in the Recitals hereto.

Section 1.18 “Shares” shall have the meaning set forth in the Plan.

Section 1.19 “Subsidiary” shall have the meaning set forth in the Plan.

Section 1.20 “Termination of Employment” shall have the meaning set forth in the Plan.

Section 1.21 “Time Vesting Commencement Date” means                     , 2008.

ARTICLE II.

GRANT OF OPTION

Section 2.1 Grant of Option. In consideration of the Optionee’s agreement to enter into or remain in the employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, as of the Grant Date, the Company irrevocably grants to the Optionee the Option to purchase              Shares, upon the terms and conditions set forth in the Plan and this Agreement. The Option granted hereto, and each Share acquired upon exercise of all or any portion of the Option, shall be referred to as an Equity Security under the Stockholders Agreement.

Section 2.2 Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including, without limitation, Section 8.2 of the Plan.

Section 2.3 Option Price. The exercise price per Share covered by the Option shall be $1,342.31 (without commission or other charge) (the “Exercise Price”), which is not less than the Fair Market Value as of the Grant Date.

ARTICLE III.

EXERCISABILITY

Section 3.1 Commencement of Exercisability.

(a) [Vesting schedule and conditions to be determined]

(b) The Optionee acknowledges and agrees that, notwithstanding any other provision of this Section 3.1, the Committee may modify the exercisability of the Option pursuant to Section 8.2 of the Plan, in the event of certain changes in capitalization and other transactions described therein.

(c) No portion of the Option which is unvested and unexercisable at Termination of Employment shall thereafter become vested and exercisable. For the avoidance of doubt, if there is a Termination of Employment prior to the anniversary of a Performance Vesting Commencement Date, any portion of the Performance Vesting Option that would otherwise have vested on such anniversary shall not vest and become exercisable, even if any applicable Performance Target for the calendar year ending prior to such Termination of Employment has been met.

Section 3.2 Duration of Exercisability. The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable. Nothwithstanding anything to the contrary contained herein, unless otherwise determined by the Committee, prior to the earlier of the IPO Date or a Company Sale, no portion of the Option may be exercised prior to the Optionee’s Termination of Employment.

Section 3.3 Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a) The tenth anniversary of the Grant Date; or

(b) Except as the Committee may otherwise approve, the ninetieth (90th) day following the date of the Optionee’s Termination of Employment for any reason other than the Optionee’s death or disability (as defined in Section 22(e)(3) of the Code); or

(c) In the case of an Optionee whose Termination of Employment is by reason of his or her death or disability (within the meaning of Section 22(e)(3) of the Code), the expiration of twelve (12) months from the date of the Optionee’s Termination of Employment.

Section 3.4 Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable.

Section 3.5 Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, Article V of the Plan (including without limitation the requirement that the Optionee execute the Stockholders Agreement as a condition to exercising the Option). Subject to Section 3.3, an Optionee may only exercise the vested and exercisable portion of this Option by delivering an exercise notice as contemplated by Section 5.3(a) of the Plan and by complying with Section 5.3(e) and (f) of the Plan. In that event, the Optionee will be delivered an amount of cash equal to the excess of the Fair Market Value of a Share on the date of exercise over the Exercise Price, multiplied by the number of Shares for which the Option is then being exercised, minus any amounts necessary to satisfy any and all federal, state and local tax withholding requirements of the United States or any other applicable jurisdiction arising in connection with the exercise of the Option. For the sake of clarity, unless otherwise determined by the Committee, the Option may only be settled in cash prior to the IPO Date and the number of Shares underlying the Option (or any portion thereof) that is exercised prior to the IPO Date shall reduce the amount of Shares subject to the Plan under Section 2.1 of the Plan.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1 Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without good cause except as may otherwise be provided by any written agreement entered into by and between the Company and the Optionee.

Section 4.2 Shares Subject to Plan and Stockholders Agreement. The Optionee acknowledges that any Option granted hereunder and Shares acquired upon exercise of the Option are subject to the terms of the Plan including, without limitation, the restrictions set forth in Article VI of the Plan. The Optionee further acknowledges that any Option and/or Shares awarded pursuant to the Option are subject to the terms of the Stockholder Agreement.

Section 4.3 Construction. This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware.

Section 4.4 Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.5 Amendment, Suspension and Termination. The Option may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided that, except as provided by Section 8.2 of the Plan, neither the amendment, suspension nor termination of this Agreement shall, without the consent of the Optionee, alter or impair any rights or obligations under the Option.

Section 4.6 Adjustments in Company EBITDA Targets and Company Revenue Targets. The Company EBITDA Targets (including the Cumulative Company EBITDA Targets) specified in Exhibit A and Company Revenue Targets (including the Cumulative Company Revenue Targets) specified in Exhibit B are based upon certain revenue and expense assumptions about the future business of the Company as of the date the Option is granted. Accordingly, in the event that, after such date, the Committee determines, in its sole discretion, that any acquisition or disposition of any business by the Company (or any Subsidiary) or any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or other similar corporate transaction in respect of the Company, or change in applicable laws, regulations, accounting principles or the accounting policies, practices or methodologies of the Company or any of its Subsidiaries occurs such that an adjustment is determined by the Committee in the exercise of its sole discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to the Option, then the Committee shall, in good faith and in such manner as it may deem equitable, adjust the amounts set forth on Exhibit A and/or Exhibit B to reflect the projected effect of such transaction(s) or event(s) on Company EBITDA and/or Company Revenue, subject to Section 8.2 of the Plan.

Section 4.7 Restrictions on Transfer of Options. The Option and the Shares awarded upon exercise of the Option are subject to the terms of this Agreement, the Plan and the Stockholders Agreement (as applicable). Any permitted transferee of the Option shall take such Option subject to the terms of the Plan, this Agreement, and the Stockholders Agreement (as applicable). Any such permitted transferee must, upon the request of the Company, agree to be bound by the Plan, the Stockholders Agreement (as applicable), and this Agreement, and shall execute the same on request, and must agree to such other waivers, limitations, and restrictions as the Company may reasonably require. Any transfer of the Option which is not made in compliance with the Plan, the Stockholders Agreement (as applicable) and this Agreement shall be null and void and of no effect.

Section 4.8 Representations, Warranties, Covenants, and Acknowledgments of Optionee. Optionee hereby represents, warrants, covenants, acknowledges and agrees on behalf of Optionee and his or her spouse, if applicable, that:

(a) Investment. Optionee is holding the Option for the Optionee’s own account, and not for the account of any other Person. Optionee is holding the Option for investment and not with a view to distribution or resale thereof except in compliance with applicable laws regulating securities.

(b) Accredited Investor. Optionee is an “accredited investor” as defined in Rule 501 under Regulation D of the Securities Act.

(c) Relation to Company. Optionee is presently an Employee and in such capacity has become personally familiar with the business of the Company.

(d) Access to Information. Optionee has had the opportunity to ask questions of, and to receive answers from, the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company.

(e) Registration. Optionee understands that the Shares have not been registered under the Securities Act, and the Shares cannot be transferred by the Optionee unless such transfer is registered under the Securities Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register the transfer of the Shares under the Securities Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Securities Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 of the Securities Act, will be available. If an exemption under Rule 144 is available at all, it will not be available until at least two (2) years from issuance of the Option and then not unless (a) a public trading market then exists in the Shares; (b) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (c) all other terms and conditions of Rule 144 have been satisfied.

(f) Public Trading. None of the Company’s securities is presently publicly traded, and the Company has made no representations, covenants or agreements as to whether there will be a public market for any of its securities.

(g) Tax Advice. The Company has made no warranties or representations to Optionee with respect to the income tax consequences of the transactions contemplated by this Agreement, and Optionee is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

Section 4.9 Code Section 409A. Notwithstanding any other provision of the Plan or this Agreement, the Plan and this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Committee may, in its discretion, adopt such amendments to the Plan or this Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to exempt the Option from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under Section 409A.

Section 4.10 Successors and Assigns. Subject to the limitations set forth in this Agreement, this Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successors and assigns of the parties hereto, including, without limitation, any business entity that succeeds to the business of the Company.

Section 4.11 Entire Agreement. This Agreement, together with the Plan and the Stockholders Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

Section 4.12 Invalidity. If for any reason one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

Section 4.13 Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

LOCAL INSIGHT MEDIA HOLDINGS, INC.

By: Scott A. Pomeroy
Its: President and CEO

Residence Address:

Optionee’s Social Security Number:

EXHIBIT A

OPTION AGREEMENT

COMPANY EBITDA TARGETS

[Omitted]

EXHIBIT B

OPTION AGREEMENT

COMPANY REVENUE TARGETS

[Omitted]